Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2012, which includes an explanatory paragraph for a going concern matter, with respect to the consolidated financial statements included in the Annual Report of Parabel Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Parabel Inc. on Form S-8 (File No. 333-160033, effective June 17, 2009).

/s/ GRANT THORNTON LLP

Orlando, Florida

March 30, 2012